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                                                                    EXHIBIT 10.1

                          MERGER TERMINATION AGREEMENT

      This Merger Termination Agreement (this "Agreement") is entered into as of December 13, 2005 by and among Medicis Pharmaceutical Corporation, a Delaware corporation ("Parent"), Masterpiece Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Inamed Corporation, a Delaware corporation (the "Company").

                                    RECITALS

      WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger dated as of March 20, 2005 (the "Merger Agreement") (capitalized terms used but not otherwise defined herein shall have the respective meanings provided for such terms in the Merger Agreement); and

      WHEREAS, Parent, Merger Sub and the Company desire to terminate the Merger Agreement as provided herein effective immediately upon execution of this Agreement and Medicis' receipt of the Company Termination Fee and Reimbursement Fees pursuant to Section 1(b) hereof.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

      1.    Termination of Merger Agreement.

            (a) Parent, Merger Sub and the Company hereby terminate the Merger Agreement pursuant to Section 7.01 of the Merger Agreement, effective immediately upon the execution of this Agreement and Medicis' receipt of the Company Termination Fee and Reimbursement Fees pursuant to Section 1(b) hereof.

            (b) The Company shall pay to Parent (i) the Company Termination Fee of $90,000,000 and (ii) $481,985 pursuant to Section 5.10(a) of the Merger Agreement (the "Reimbursement Fees"), concurrently with the execution of this Agreement. Payment of the Company Termination Fee and the Reimbursement Fees by the Company shall be made by wire transfer of immediately available funds to the account designated on Schedule 1 hereto. Parent and Merger Sub agree and acknowledge that payment of the Termination Fee and the Reimbursement Fees shall constitute full and final satisfaction of any and all obligations of the Company under Section 5.10 of the Merger Agreement.

      2.    Effect of Termination; Mutual Discharge and Release.

            Each party hereto, on behalf of itself and, to the extent permitted by law, its affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial and legal advisors and other Representatives, and the successors and assigns of each of them (each, a "Releasing Party"), hereby fully, finally and forever releases each other party hereto and each of their respective affiliates, subsidiaries, directors, officers, stockholders, employees, agents, financial
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and legal advisors and other representatives, and the successors and assigns of each of them, from any and all liabilities and obligations, claims, causes of action and suits, at law or in equity, whether now known or unknown, based on or arising out of facts of which such party has Knowledge (as defined below) on or prior to the date hereof, whether arising under any United States federal, state or local or any foreign law or otherwise, that any Releasing Party has or has had arising out of, relating to, or in connection with the Merger Agreement and the transactions contemplated thereby, including, without limitation, any liability or obligation arising out of any breach based on facts of which such party has Knowledge on or before the date hereof of any representation, warranty, covenant or agreement contained in the Merger Agreement, provided that nothing in this Section 2 shall impair the survival and full force of the terms of the Confidentiality Agreement or Parent's right to receive immediate payment of the Company Termination Fee and the Reimbursement Fees pursuant to Section 1 hereof and Section 5.10 of the Merger Agreement.

      3.    Survival of Confidentiality Agreement.

            (a) Notwithstanding anything contained in this Agreement to the contrary, the provisions of the Confidentiality Agreement dated as of November 17, 2004 between Parent and the Company (the "Confidentiality Agreement") shall survive and remain in full force and effect in accordance with their terms.

            (b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly deliver to the other all Proprietary Information of the other party, and, at the other party's sole election, return or destroy (provided that any such destruction shall be certified by a duly authorized Representative of the party) all copies, reproductions, summaries, analyses or extracts thereof or based thereon (whether in hard-copy form or on intangible media, such as electronic mail or computer files) in the party's possession or in the possession of any of its Representatives; provided, that if a legal proceeding has been instituted to seek disclosure of the Proprietary Information, such material shall not be destroyed until the proceeding is settled or a final judgment with respect thereto has been rendered; and provided, further, that all documents reflecting the party's final evaluation of the Merger Agreement and the reasons for its decision to proceed or not to proceed with the transactions contemplated thereby will not be required to be returned or destroyed, however, the Confidentiality Agreement will continue to apply to any such information on the terms set forth herein. Notwithstanding the return or destruction of any Proprietary Information, or documents or material containing or reflecting any Proprietary Information, the parties will continue to be bound by their obligations of confidentiality and other obligations hereunder for the term of the Confidentiality Agreement (or such other term as may be applicable to the specific obligation).

      4. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent to the Company as follows: Each of Parent and Merger Sub has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly and validly authorized by their respective boards of directors and executed and delivered by each of them, and constitutes a valid binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles; and neither Parent nor Merger Sub have assigned, transferred or conveyed to any other Person any claim


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or any portion thereof or interest therein relating to any of the matters that are the subject of this Agreement.

      5. Representations and Warranties of the Company. The Company hereby represents to Parent as follows: The Company has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly and validly authorized by the Company's board of directors and executed and delivered by the Company, and constitutes a valid binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general equitable principles; the Company has available and ready funds sufficient to pay the amounts set forth in Section 1 hereof; and the Company has not assigned, transferred or conveyed to any other Person any claim or any portion thereof or interest therein relating to any of the matters that are the subject of this Agreement.

      6. Public Announcement. Parent and the Company acknowledge that each intends to issue a press release promptly after the date of this Agreement with respect to this Agreement and the termination of the Merger Agreement. Each of Parent and the Company shall use reasonable efforts to consult with the other before issuing such press release, and in no event may either party issue such press until the termination of the Merger Agreement has become effective pursuant to Section 1 hereof.

      7.    Governing Law; Waiver of Jury Trial.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law provisions thereof. This Agreement shall be binding upon any successor to the Company or Parent or Merger Sub. In addition, each of the parties hereto (a) irrevocably and unconditionally consents to submit itself to the jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury,
(d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action on the Court of Chancery of the State of Delaware, and (e) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice.

            (b) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Merger Agreement.

      8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. It is accordingly agreed that in any proceeding seeking specific performance each of the parties will waive the defense of adequacy of a remedy at law.


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      9.    Miscellaneous.

            (a) The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (b) Each party agrees to use reasonable effort to take reasonable actions as any other party may reasonably request to carry out the intent of this Agreement and to take any other actions required under applicable Law to carry out and effectuate the intent of this Agreement.

            (c) This Agreement, the Merger Agreement and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto in connection with this Agreement.

            (d) This Agreement may be modified or amended only by a writing signed by the parties hereto. This Agreement may be executed and delivered (including by facsimile transmission) in one of more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            (e) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provisions had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            (f) If any legal action, including, without limitation, an action for arbitration or injunctive relief, is brought relating to this Agreement or the Merger Agreement or the breach or alleged breach hereof or thereof, the prevailing party in any final judgment or arbitration award, or the non-dismissing party in the event of a voluntary dismissal by the party instituting the action, shall be entitled to the full amount of all reasonable legal expenses, including all court costs, arbitration fees and actual attorneys' fees paid or incurred in good faith.

            (g) A party hereto shall be deemed to have "Knowledge" of a particular fact or other matter, and a particular fact or other matter shall be deemed "known to" a party hereto if any executive officer of such party (a) is actually aware of such fact or matter, or (b) would be expected to discover or otherwise become aware of such fact or other matter after consultation with its outside legal advisors.


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                        MEDICIS PHARMACEUTICAL CORPORATION



                         By: /s/ Mark A. Prygocki, Sr.
                             ---------------------------------------------------
                             Name:   Mark A. Prygocki, Sr.
                             Title:  Executive Vice President, Chief Financial
                                     Officers, Corporate Secretary and Treasurer


                         MASTERPIECE ACQUISITION CORP.



                         By: /s/ Mark A. Prygocki, Sr.
                             ---------------------------------------------------
                             Name:   Mark A. Prygocki, Sr.
                             Title:  Vice President, Secretary and Chief
                                     Financial Officer


                         INAMED CORPORATION



                         By: /s/ Nicholas Teti
                             ---------------------------------------------------
                             Name:  Nicholas Teti
                             Title: Chairman, President and Chief Executive
                                    Officer



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